STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that

General Entertainment Ventures Inc.

a business entity originally organized under the laws of Delaware on March 31, 2021, did on June 9, 2021 apply for a Certificate of Domestication and filed Articles of Domestication in the office of the Secretary of State of Wyoming.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **9th** day of **June**, **2021**

Secretary of State

By: Victoria Buckendorf

Filed Date: 06/09/2021

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 06/09/2021 05:29 PM
ID: 2021-001011771

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1801 the undersigned hereby applies for a Certificate of Domestication.

1. Corporation name:

General Entertainment Ventures Inc.

2. Incorporated under the laws of: Delaware
(State of formation)

3. Date of incorporation: 03/31/2021
(mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

1740H Dell Range Blvd., Suite 166, Cheyenne, WY 82009

6. Principal office address:

1740H Dell Range Blvd., Suite 166, Cheyenne, WY 82009

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. ***The registered agent <u>must</u> have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address****.)*

Name: Michele Goodrich

Address: 312B Murray Rd.
Cheyenne, Wyoming 82007

(If mail is received at a Post Office Box, please list above ***in addition to the physical address****.)*

RECEIVED
JUN - 7 2021
SECRETARY OF STATE
WYOMING

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming.

Any lawful act or activity for which corporations may be organized under the laws of Wyoming.

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	Jason Tucker	1740H Dell Range Blvd., Suite 166, Cheyenne, WY 82009
Vice President		
Secretary	Jason Tucker	1740H Dell Range Blvd., Suite 166, Cheyenne, WY 82009
Treasurer		
Director	Jason Tucker	1740H Dell Range Blvd., Suite 166, Cheyenne, WY 82009
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the **authority to issue.**
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

990,000,000 common, par value $0.0001; 10,000,000 preferred shares, par value $0.0001.

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

250,000,000 common, and 5,000,000 preferred.

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: Michele Goodrich

Date: 06/03/2021
(mm/dd/yyyy)

Print Name: Michele Goodrich

Title: Registered Agent

Contact Person: Anthony F. Newton

Daytime Phone Number: (832) 452-0269

Email: tony.newton@yahoo.com

(Email provided will receive annual report reminders and filing evidence)
**May list multiple email addresses*

REQUIRED ATTACHMENTS TO INCLUDE WITH THE FILING:

✔ **A certified copy of its original articles of incorporation and all amendments** currently certified within the last six (6) months by the proper officer of the state of formation.

✔ The completed application must be accompanied by an **original certificate of existence/good standing**, dated *not more than thirty (30) days* prior to filing in Wyoming, duly authenticated by the Secretary of State or other official having custody of corporate records in the state of formation.

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Michele Goodrich, registered office located at
(name of registered agent)

312B Murray Rd.
Cheyenne, Wyoming 82007

voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for General Entertainment Ventures Inc.
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: [signature] **Date:** 06/03/2021
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Michele Goodrich Daytime Phone: (307) 214-6121

Title: Registered Agent Email: greatweststates@gmail.com

Registered Agent Mailing Address (if different than above): 1740H Dell Range Blvd. #166
Cheyenne, Wyoming 82009

***If this is a current registered agent changing their registered address on file, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "GENERAL ENTERTAINMENT VENTURES INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SECOND DAY OF JUNE, A.D. 2021.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "GENERAL ENTERTAINMENT VENTURES INC." WAS INCORPORATED ON THE THIRTY-FIRST DAY OF MARCH, A.D. 2021.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL FRANCHISE TAXES HAVE BEEN ASSESSED TO DATE.

Jeffrey W. Bullock, Secretary of State

5739588 8300

SR# 20212332796

Authentication: 203348343

Date: 06-02-21

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GENERAL ENTERTAINMENT VENTURES INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MARCH, A.D. 2021, AT 11:12 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

5739588 8100
SR# 20211117334

Authentication: 202864606
Date: 03-31-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:12 AM 03/31/2021
FILED 11:12 AM 03/31/2021
SR 20211117334 - File Number 5739588

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. **The name of the Corporation is**

   General Entertainment Ventures Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 1675 South State St., Ste B (street), in the City of Dover, County of Kent Zip Code 19901. The name of the Registered Agent at such address upon whom process against this corporation may be served is Capitol Services, Inc.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 1,000,000,000 shares (number of authorized shares) with a par value of $ 0.0001 per share.

5. The name and mailing address of the incorporator are as follows:
   Name Anthony F. Newton
   Mailing Address 16730 Creek Bend Drive
   Sugar Land, Texas Zip Code 77478

By: Anthony F. Newton
Incorporator

Name: Anthony F. Newton
Print or Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GENERAL ENTERTAINMENT VENTURES INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF MAY, A.D. 2021, AT 3:12 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5739588 8100
SR# 20211609460

Authentication: 203139645
Date: 05-06-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:12 PM 05/05/2021
FILED 03:12 PM 05/05/2021
SR 20211609460 - File Number 5739588

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

General Entertainment Ventures Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4. " so that, as amended, said Article shall be and read as follows:

The total amount of stock this corporation is authorized to issue is 1,000,000,000, with a par value $0.0001 per share, of which 990,000,000 shares will be common stock, and 10,000,000 shares will be preferred stock.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 10th day of April, 2021.

By: *Anthony F. Newton*
Authorized Officer

Title: Anthony F. Newton

Name: Counsel
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